Exhibit 99.2

Q4 2025 and Full Year 2025

Management Report

February 12, 2026

Contents

■ Q4 2025 and Full Year 2025 Results

– Overview

– Key Financial & Operating Metrics

– Revenue by Geographic Area

■ Q4 2025 and Full Year 2025 Non-GAAP Results

– Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

– Reconciliation of GAAP to Non-GAAP Spending by Function

■ Related Information

The following commentary is provided by management and should be referenced in conjunction with PDF Solutions’ Fourth Quarter and Full Year 2025 financial results press release available on its Investor Relations website at http://www.pdf.com/financial-news. These remarks represent management’s current views of the Company’s financial and operational performance and are provided to give investors and analysts further insight into its performance in advance of the earnings call webcast. The Company disclaims any duty to update this information for future events.

PDF Solutions Reports Fourth Quarter 2025 Results

Q4 2025 Key Metrics	FINANCIAL RESULTS SUMMARY

Total Revenues: $62.4M

GAAP Gross Margin: 73%

■ Q4 2025 Total revenues were $62.4M, up 9% from $57.1M in Q3 2025, and up 25% from $50.1M in Q4 2024

■ Q4 2025 Platform revenue was $52.5M, up 9% from $48.0M in Q3 2025, and up 20% from $43.8M in Q4 2024

■ Q4 2025 Volume-based revenue was $9.9M, up 9% from $9.1M in Q3 2025, and up 58% from $6.3M in Q4 2024

■ Q4 2025 Recurring revenue was 98%, Q3 2025 was 95%, and Q4 2024 was 75%

■ Q4 2025 Upfront revenue was 2%, Q3 2025 was 5%, and Q4 2024 was 25%

Non-GAAP Gross Margin: 77%

GAAP Operating Margin: 6%

Non-GAAP Operating Margin: 24%

GAAP Diluted LPS: $(0.00)

Non-GAAP Diluted EPS: $0.30

Operating Cash Flow: $17.3M

Cash Used for Capital Expenditures: $9.8M

(1)

Recurring revenue is comprised of revenue that either recurs on a regular schedule (e.g., SaaS and other services and time-based licenses) or is a type of revenue that generally has consistently re-occurred in the past (e.g., Cimetrix runtime licenses, secureWISE data, and Gainshare), and that is not Upfront revenue.

(2)	Upfront revenue is comprised of revenue from Exensio perpetual licenses, certain CV test chip designs, and hardware related sales-type leases or sales.

PDF Solutions Reports Full Year 2025 Results

Full Year 2025 Key Metrics	FINANCIAL RESULTS SUMMARY

Total Revenues: $219.0M

GAAP Gross Margin: 72%

■ 2025 Total revenues were $219.0M, up 22% from $179.5M in 2024

■ 2025 Platform revenue was $181.0M, up 15% from $157.2M in 2024

■ 2025 Volume-based revenue was $38.0M, up 70% from $22.3M in 2024

■ 2025 Recurring revenue was 94% of total revenues, and in 2024 was 81%

■ 2025 Upfront revenue was 6% of total revenues, and in 2024 was 19%

Non-GAAP Gross Margin: 76%

GAAP Operating Margin: 3%

Non-GAAP Operating Margin: 21%

GAAP Diluted LPS: $(0.02)

Non-GAAP Diluted EPS: $0.94

Operating Cash Flow: $24.1M

Cash Used for Capital Expenditures: $32.8M

Key Financial & Operating Metrics

Quarterly

 (in thousands, except outstanding shares, which are in millions, and percentages)

	Q4’25	Q3’25	Q2’25	Q1’25	Q4’24
Revenues	$ 62,403	$ 57,115	$ 51,728	$ 47,778	$ 50,085
GAAP Gross Margin	73%	72%	71%	73%	68%
Non-GAAP Gross Margin	77%	76%	76%	77%	72%
GAAP Operating Margin	6%	8%	2%	(7%)	1%
Non-GAAP Operating Margin	24%	23%	19%	18%	18%
Outstanding Debt, net	$ 66,999	$ 67,558	$ 68,117	$ 68,656	$ —
Operating Cash Flow	$ 17,341	$ 3,287	$ (5,215)	$ 8,640	$ 1,606
Cash Used for Capital Expenditures (CAPEX)	$ 9,791	$ 6,325	$ 8,526	$ 8,203	$ 5,847
$ Shares Repurchased	$ —	$ 244	$ —	$ —	$ —
Weighted Average Common Shares Outstanding	39.5	39.5	39.1	39.1	38.8
Effective Tax Rate	102%	63%	(1,514)%	(1)%	63%

Key Financial & Operating Metrics

Full Year

 (in thousands, except outstanding shares, which are in millions, and percentages)

	Twelve Months Ended December 31,
	2025	2024	2023
Revenues	$ 219,024	$ 179,465	$ 165,835
GAAP Gross Margin	72%	70%	69%
Non-GAAP Gross Margin	76%	74%	73%
GAAP Operating Margin	3%	1%	(0)%
Non-GAAP Operating Margin	21%	17%	17%
Outstanding Debt, net	$ 66,999	$ —	$ —
Operating Cash Flow	$ 24,053	$ 9,703	$ 14,600
Cash Used for CAPEX	$ 32,845	$ 17,785	$ 11,325
$ Shares Repurchased	$ 244	$ 6,899	$ 743
Weighted Average Common Shares Outstanding	39.3	38.6	38.0
Effective Tax Rate	120%	38%	36%

Revenue by Geographic Area

Quarterly

 (Dollars in thousands)

	Q4’25	Q3’25	Q2’25	Q1’25	Q4’24
United States	$ 36,439	$ 30,143	$ 19,954	$ 18,228	$ 16,320
% of Total	58%	53%	39%	38%	33%
Japan	$ 8,156	$ 10,091	$ 9,304	$ 11,736	$ 11,932
% of Total	13%	18%	18%	25%	24%
China	$ 7,866	$ 5,842	$ 12,190	$ 8,043	$ 4,576
% of Total	12%	10%	23%	17%	9%
Rest of the world	$ 9,942	$ 11,039	$ 10,280	$ 9,771	$ 17,257
% of Total	17%	19%	20%	20%	34%
Total revenues	$ 62,403	$ 57,115	$ 51,728	$ 47,778	$ 50,085

Revenue by Geographic Area

Full Year

 (Dollars in thousands)

	Twelve Months Ended December 31,
	2025	2024	2023
United States	$ 104,764	$ 74,341	$ 92,798
% of Total	48%	41%	56%
Japan	$ 39,287	$ 37,427	$ 10,465
% of Total	18%	21%	6%
China	$ 33,941	$ 22,102	$ 26,488
% of Total	15%	12%	16%
Rest of the world	$ 41,032	$ 45,595	$ 36,084
% of Total	19%	26%	22%
Total revenues	$ 219,024	$ 179,465	$ 165,835

GAAP / Non-GAAP Presentation

In addition to providing results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company also provides certain non-GAAP financial measures. Non-GAAP gross profit and margin exclude stock-based compensation expense and the amortization of acquired technology under costs of revenues. Non-GAAP net income excludes stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and the effects of certain non-recurring items, such as expenses for certain legal proceedings, acquisition-related and integration costs, loss on damaged equipment in-transit, recovery from previously written-off property and equipment, and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets and reconciling items. Non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense and income has a current effect on the future uses of cash (with the exception of expenses related to a certain legal proceedings and acquisition-related and integration costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is included herein.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

Quarterly

 (in thousands, except for per share amounts)

	Q4’25	Q3’25	Q2’25	Q1’25	Q4’24
GAAP net income (loss)	$ (48)	$ 1,294	$ 1,146	$ (3,032)	$ 539
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	6,866	6,264	6,199	6,596	6,507
Amortization of acquired intangible assets	2,066	2,067	2,066	1,056	765
Expenses for certain legal proceedings (1)	2,574	170	112	115	69
Acquisition-related and integration costs	2	22	159	4,345	940
Loss on damaged equipment in-transit, net of (recovery) from previously written-off property and equipment	—	—	(663)	—	663
Amortization of debt issuance costs	55	54	71	5	—
Tax impact of valuation allowance for deferred tax assets and reconciling items (2)	495	(66)	(1,789)	(970)	375
Non-GAAP net income	$ 12,010	$ 9,805	$ 7,301	$ 8,115	$ 9,858
GAAP net income (loss) per diluted share	$ (0.00)	$ 0.03	$ 0.03	$ (0.08)	$ 0.01
Non-GAAP net income per diluted share	$ 0.30	$ 0.25	$ 0.19	$ 0.21	$ 0.25
Weighted average common shares used in GAAP net income (loss) per diluted share calculation	39,524	39,619	39,260	39,088	39,104
Weighted average common shares used in Non-GAAP net income per diluted share calculation	39,911	39,619	39,260	39,285	39,104

(1)	Represents legal costs and expenses related to a certain litigation and an arbitration proceeding, which are expected to continue until these matters are resolved.

(2)

The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its U.S. DTAs on a non-GAAP basis.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

Full Year

 (in thousands, except for per share amounts)

	Twelve Months Ended December 31,
	2025	2024	2023
GAAP net income (loss)	$ (640)	$ 4,057	$ 3,105
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	25,925	25,047	21,484
Amortization of acquired intangible assets	7,255	3,231	3,551
Expenses for certain legal proceedings (1)	2,971	69	2,600
Acquisition-related and integration costs	4,528	940	209
Loss on damaged equipment in-transit, net of (recovery) from previously written-off property and equipment	(663)	608	(105)
Amortization of debt issuance costs	185	—	—
Tax impact of valuation allowance for deferred tax assets and reconciling items (2)	(2,330)	(1,335)	(2,374)
Non-GAAP net income	$ 37,231	$ 32,617	$ 28,470
GAAP net income (loss) per diluted share	$ (0.02)	$ 0.10	$ 0.08
Non-GAAP net income per diluted share	$ 0.94	$ 0.84	$ 0.73
Weighted average common shares used in GAAP net income (loss) per diluted share calculation	39,317	39,047	38,937
Weighted average common shares used in Non-GAAP net income per diluted share calculation	39,521	39,047	38,937

(1)	Represents legal costs and expenses related to a certain litigation and an arbitration proceeding, which are expected to continue until these matters are resolved.

(2)

The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its U.S. DTAs on a non-GAAP basis.

Reconciliation of GAAP to Non-GAAP Spending by Function

Quarterly

 (in thousands)

	Q4’25	Q3’25	Q2’25	Q1’25	Q4’24
Cost of Revenue - GAAP	$ 16,942	$ 15,840	$ 14,886	$ 12,955	$ 15,901
Adjustments to reconcile GAAP Cost of Revenue to Non-GAAP Cost of Revenue:
Stock-based compensation expense	(1,379)	(1,274)	(1,257)	(1,342)	(1,336)
Amortization of acquired technology	(998)	(998)	(998)	(678)	(583)
Cost of Revenue - Non-GAAP	$ 14,565	$ 13,568	$ 12,631	$ 10,935	$ 13,982

Research & Development - GAAP	$ 19,258	$ 15,435	$ 14,913	$ 14,628	$ 14,417
Adjustments to reconcile GAAP R&D to Non-GAAP R&D:
Stock-based compensation expense	(2,586)	(2,204)	(2,251)	(2,419)	(2,318)
Research & Development - Non-GAAP	$ 16,672	$ 13,231	$ 12,662	$ 12,209	$ 12,099

Selling, General, & Administrative - GAAP	$ 21,676	$ 19,944	$ 19,744	$ 23,372	$ 19,073
Adjustment to reconcile GAAP SG&A to Non-GAAP SG&A:
Stock-based compensation expense	(2,901)	(2,786)	(2,691)	(2,835)	(2,853)
Expenses for certain legal proceedings (1)	(2,574)	(170)	(112)	(115)	(69)
Acquisition-related and integration costs	(2)	(22)	(159)	(4,345)	(940)
Selling, General, & Administrative - Non-GAAP	$ 16,199	$ 16,966	$ 16,782	$ 16,077	$ 15,211

(1)	Represents legal costs and expenses related to a certain litigation and an arbitration proceeding, which are expected to continue until these matters are resolved.

Reconciliation of GAAP to Non-GAAP Spending by Function

Full Year

 (in thousands)

	Twelve Months Ended December 31,
	2025	2024	2023
Cost of Revenue - GAAP	$ 60,623	$ 54,144	$ 51,749
Adjustments to reconcile GAAP Cost of Revenue to Non-GAAP Cost of Revenue:
Stock-based compensation expense	(5,252)	(5,087)	(4,169)
Amortization of acquired technology	(3,672)	(2,335)	(2,266)
Cost of Revenue - Non-GAAP	$ 51,699	$ 46,722	$ 45,314

Research & Development - GAAP	$ 64,234	$ 53,566	$ 50,736
Adjustments to reconcile GAAP R&D to Non-GAAP R&D:
Stock-based compensation expense	(9,460)	(8,958)	(7,711)
Research & Development - Non-GAAP	$ 54,774	$ 44,608	$ 43,025

Selling, General, & Administrative - GAAP	$ 84,736	$ 69,924	$ 62,216
Adjustment to reconcile GAAP SG&A to Non-GAAP SG&A:
Stock-based compensation expense	(11,213)	(11,002)	(9,604)
Expenses for certain legal proceedings (1)	(2,971)	(69)	(2,600)
Acquisition-related and integration costs	(4,528)	(940)	(209)
Selling, General, & Administrative - Non-GAAP	$ 66,024	$ 57,913	$ 49,803

(1)	Represents legal costs and expenses related to a certain litigation and an arbitration proceeding, which are expected to continue until these matters are resolved.